U.S. Offer to Purchase for Cash
All Ordinary Shares held by U.S. Holders and
All Ordinary Shares represented by Outstanding American Depositary Shares of

Genset S.A.

at

the U.S. Dollar Equivalent

of

EUR 8.19 Net Per Ordinary Share

and

EUR 2.73 Net Per one-third Ordinary Share represented by an American Depositary Share by

Serono France Holding S.A.
a wholly-owned subsidiary of

Serono S.A.

pursuant to the U.S. Offer to Purchase dated May 15, 2003

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, JUNE 13, 2003, UNLESS THE U.S. OFFER IS EXTENDED.

May 15, 2003

To Holders of Ordinary Shares of Genset S.A.:

        Enclosed for your information is an Offer to Purchase, dated May 15, 2003 (the "U.S. Offer to Purchase"), and the related Share Form of Acceptance (which, together with the U.S. Offer to Purchase and the related ADS Letter of Transmittal, as each may be amended or supplemented from time to time, constitute the "U.S. Offer"), relating to the offer by Serono France Holding S.A., organized as a company under the laws of France ("Purchaser"), a wholly-owned subsidiary of Serono S.A., organized as a company under the laws of Switzerland, to purchase all ordinary shares, nominal value EUR 3.00 ("Shares"), of Genset S.A. held by U.S. holders and all Shares represented by American Depositary Shares of Genset ("ADS"), at the U.S. dollar equivalent of EUR 8.19 per Share and EUR 2.73 per one-third Share represented by an ADS, in each case, net to the seller in cash, less any required withholding taxes and currency exchange costs and without interest thereon.

        The U.S. Offer is being made in conjunction with a concurrent offer in France (together with the U.S. Offer, the "Offers"). In France, Purchaser is seeking to acquire all outstanding Shares owned by non-U.S. holders at the same price offered in the U.S. Offer and all outstanding bonds issued by Genset S.A. that are convertible or exchangeable into new or existing Shares ("OCEANEs"), all of which are owned by non-U.S. holders, for EUR 107.05 per OCEANE.

        Also enclosed is Genset's Solicitation/Recommendation Statement on Schedule 14D-9.

        We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Share Form of Acceptance accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the U.S. Offer.

        Shares represented by ADSs cannot be tendered by means of the enclosed Share Form of Acceptance (which is exclusively for use in respect of Shares). If you hold Shares represented by ADSs you can obtain an ADS Letter of Transmittal and related documents from the Information Agent and tender your Shares represented by ADSs by following the instructions set forth in such form. Such additional information can be obtained from the Information Agent for the U.S. Offer at (800) 322-2885.

        Your attention is directed to the following:

  1.
  The U.S. Offer is being made for all outstanding Shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) and all Shares represented by ADSs. Purchaser will, upon the terms and subject to the conditions of the U.S. Offer, purchase the Shares, including Shares represented by ADSs, validly tendered and not withdrawn before the expiration date of the U.S. Offer. The term "Expiration Date" means 12:00 noon, New York City time, on Friday, June 13, 2003, or if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as so extended by Purchaser, will expire.

  2.
  The U.S. Offer is open to all holders of ADSs and to all U.S. holders of Shares. See Section 1 of the U.S. Offer to Purchase.

  3.
  The price to be paid in the U.S. Offer for Shares is the U.S. dollar equivalent of EUR 8.19 per Share, net to the seller in cash, less any required withholding taxes and currency exchange costs and without interest thereon, as set forth in the U.S. Offer to Purchase.

  4.
  Tendering holders will not be obligated to pay brokerage fees or commissions or transfer taxes on the purchase of Shares by Purchaser pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 30% may be required, unless the required taxpayer identification information is provided. See Instruction 6 of the Share Form of Acceptance.

  5.
  Upon completion of the Offers, all Shares, including Shares represented by ADSs, that have not been tendered will be converted, as part of the mandatory squeeze-out that follows the Offers, into the right to receive the same consideration as that offered in the Offers.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

        Notwithstanding any other provisions of the U.S. Offer, in all cases, payment for Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the Receiving Agent of (a) a confirmation of book entry transfer with respect to such Shares, (b) a Share Form of Acceptance, properly completed and duly executed, and (c) any other documents required by the Share Form of Acceptance. Under no circumstances will interest be paid by Purchaser on the purchase price of the Shares, regardless of any extension of the U.S. Offer or any delay in making such payment.

        The U.S. Offer is made only to holders of Shares resident in the United States and to all holders of Shares represented by ADSs solely by the U.S. Offer to Purchase and the related ADS Letter of Transmittal and Share Form of Acceptance and any amendments or supplements thereto. The U.S. Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of securities in any jurisdiction in which the making of the U.S. Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions with Respect to the
U.S. Offer to Purchase for Cash
All Ordinary Shares held by U.S. Holders and

All Ordinary Shares represented by Outstanding American Depositary Shares of

Genset S.A.

at

the U.S. Dollar Equivalent

of

EUR 8.19 Net Per Ordinary Share

and

EUR 2.73 Net Per one-third Ordinary Share represented by an American Depositary Share by

Serono France Holding S.A.

a wholly-owned subsidiary of

Serono S.A.

pursuant to the U.S. Offer to Purchase, dated May 15, 2003

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 15, 2003 (the "U.S. Offer to Purchase"), and the related Share Form of Acceptance (which, together with the U.S. Offer to Purchase, as each may be amended or supplemented from time to time, constitute the "U.S. Offer"), relating to the offer by Serono France Holding S.A., organized as a company under the laws of France ("Purchaser"), a wholly-owned subsidiary of Serono S.A., organized as a company under the laws of Switzerland, to purchase all outstanding ordinary shares ("Shares") of Genset S.A. held by U.S. holders, at the U.S. dollar equivalent of EUR 8.19 per Share, net to the seller in cash, less any required withholding taxes and currency exchange costs and without interest thereon upon the terms and subject to the conditions set forth in the U.S. Offer.

        This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Shares submitted on my behalf to the Receiving Agent will be determined by Purchaser (which may delegate power in whole or in part to the Receiving Agent) and such determination shall be final and binding.

Number of Shares to Be Delivered:		Shares*

Account Number:		Signature(s):
Dated:	, 2003

Please Type or Print Name(s)

Please Type or Print Address(es) Here

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)
* Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.